P10 Completes Acquisition of Qualitas Funds, a Leading European Lower-Middle Market

Alternative Investment Solutions Provider

DALLAS, April 7, 2025 (GLOBE NEWSWIRE) - P10, Inc. (NYSE: PX) (“P10” or the “Company”), a leading private markets solutions provider, today announced it has completed its previously announced acquisition of Qualitas Equity Funds SGEIC, S.A. (“Qualitas Funds”) for an initial purchase price of $63 million, with the potential for additional earnout consideration.

Qualitas Funds is a Madrid-based private equity investing platform that provides fund-of-funds, direct co-investing and NAV financing opportunities in the European lower-middle market to more than 1,300 limited partners across the ultra-high-net-worth (UHNW), family office, and institutional channels. The firm has approximately $1 billion in fee-paying assets under management (FPAUM) and a strong expected growth trajectory. The firm was founded in 2015 by co-founders and co-managing partners, Eric Halverson and Sergio Garcia.

"Today, P10 significantly expands our global presence through closing the acquisition of Qualitas Funds,” said Luke Sarsfield, P10 Chairman and Chief Executive Officer. “Eric, Sergio, and the entire Qualitas Funds team have established a strong track record of performance that is complementary to P10’s platform, and we are excited to build upon this foundation as we expand into Europe. I look forward to integrating our client-centric cultures, as we work together to unlock access-constrained investment opportunities in the middle and lower-middle markets for our global client base.”

“After working alongside P10’s strategy leaders for over a decade, we are pleased to officially become a part of this best-in-class firm,” said Halverson and García. “We look forward to collaborating with the P10 team and positively contributing to the platform’s international expansion. P10’s deep private markets expertise will accelerate our progress as we seek to launch additional strategies and vehicles that can provide our clients attractive exposure to the global middle and lower-middle markets.”

About P10

P10 is a leading multi-asset class private markets solutions provider in the alternative asset management industry. P10’s mission is to provide its investors differentiated access to a broad set of investment solutions that address their diverse investment needs within private markets. As of December 31, 2024, P10’s products have a global investor base of more than 3,800 investors across 50 states, 60 countries, and six continents, which includes some of the world’s largest pension funds, endowments, foundations, corporate pensions, and financial institutions. Visit www.p10alts.com.

About Qualitas Funds

Qualitas Funds is a Madrid-based private markets investing platform that provides fund-of-funds and direct co-investing opportunities in the lower-middle market to more than 1,300 limited partners across the UHNW, family office, and institutional channels. As of December 31, 2024, the firm has approximately $1 billion in fee-paying assets under management. Visit www.qualitasfunds.com.

P10 Investor Contact:
info@p10alts.com

P10 Media Contact:
Josh Clarkson

Taylor Donahue

jclarkson@prosek.com

Forward-Looking Statements

Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance, and business. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates, or expectations contemplated will be achieved. Forward-looking statements reflect management’s current plans, estimates, and expectations, and are inherently uncertain. All forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors that may cause actual results to be materially different; global and domestic market and business conditions; successful execution of business and growth strategies and regulatory factors relevant to our business; changes in our tax status; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; our ability to make acquisitions and successfully integrate the businesses we acquire; assumptions relating to our operations, financial results, financial condition, business prospects and growth strategy; and our ability to manage the effects of events outside of our control. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the “Risk Factors” included in our annual report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on February 28, 2025, and in our subsequent reports filed from time to time with the SEC. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Key Financial & Operating Metrics

Fee-paying assets under management reflects the assets from which we earn management and advisory fees. Our vehicles typically earn management and advisory fees based on committed capital, and in certain cases, net invested capital, depending on the fee terms. Management and advisory fees based on committed capital are not affected by market appreciation or depreciation.